                        GREATER ATLANTIC FINANCIAL CORP.

         10700 Parkridge Boulevard o Suite P50 o Reston, Virginia 20191
                     o (703) 391-1300 o Fax: (703) 391-1506

NEWS RELEASE

DATE:     FEBRUARY 11, 2005

CONTACT:  DAVID E. RITTER
          (703) 390-0344

                       GREATER ATLANTIC FINANCIAL RELEASES
                              FIRST QUARTER RESULTS

Reston, Virginia - February 8, 2005 - Charles W. Calomiris, Chairman of the Board of Greater Atlantic Financial Corp. (NASDAQ: GAFC), the holding company for Greater Atlantic Bank, announced today that the Company had net earnings of $461,000 or $.14 per diluted share for the quarter ended December 31, 2004, compared to a net loss of $292,000 or $.10 per diluted share for the quarter ended December 31, 2003.

In commenting on the results, Carroll E. Amos, President and Chief Executive Officer, stated that "an improvement in net interest income, coupled with the gain on sale of loans and mortgage-backed securities and the sale of the Bank's Washington, D.C. branch office contributed to the $753,000 improvement in net earnings over the comparable period one year ago." Continuing, Mr. Amos stated:
"The improvement in both net interest income and net interest margin from 2003 is primarily the result of the re-pricing to higher levels of the adjustable rate assets of the Bank as interest rates continued to rise during the quarter."

Mr. Amos also pointed out that "the gain on sale of loans and mortgage-backed securities at the bank increased $310,000 over the comparable period one year ago, based on a $588,000 gain recognized during the quarter. In addition, the Company recorded a $280,000 gain from the sale of the Bank's Washington, D.C. branch."

Continuing, Mr. Amos stated, "operation of the Bank's mortgage banking subsidiary had minimal impact on earnings for the quarter as the subsidiary entered into a new management agreement with the manager of those operations. Under the new management agreement, the manager will reimburse operating expenses equal to approximately 100% of any operating loss in return for an increase in his share of net earnings from 40% to 80%." Mr. Amos also pointed out that "the manager has secured his performance under the management contract with acceptable collateral and may terminate the agreement anytime after June 30, 2005. The agreement is the direct result of the Bank seeking to reduce its exposure to the mortgage banking operations.


02/11/05              Greater Atlantic Financial Corp.               Page 1 of 7


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Regarding the Bank's mortgage banking subsidiary's operations, Mr. Amos noted
"the impact of a 51% decline in mortgage origination activity resulted in a reduction in gain on sale of loans and earnings from the subsidiary during the first quarter of 2005. The mortgage banking subsidiary incurred a net loss of $24,000 in the first quarter of fiscal 2005 after reimbursement of approximately $571,000 of expenses by the manager, in accordance with the management contract, compared to net income of $122,000 for the first quarter of fiscal 2004."

Continuing, Mr. Amos noted, "during the three months ended December 31, 2004, the Bank recognized a $363,000 gain on its free-standing derivative positions, $25,000 less than the gain recognized in the comparable period one year ago." Notwithstanding that he noted, "the Bank will benefit in future quarters as $35 million of the $62 million position of interest rate swaps mature between January and April 2005. Those maturities will reverse any fair value losses recognized and the current monthly interest expense of $51,000 associated with those swaps will be terminated."

Mr. Amos continued, stating, "Loans receivable, net, decreased by $28.9 million during the quarter ended December 31, 2004, primarily as a result of a $26.4 million decrease in the Bank's single family loan portfolio. During the period, the Bank exchanged approximately $23.3 million of single family loans for mortgage-backed securities, which were sold during the quarter. Also contributing to the decrease in loans receivable, net, was a $2.2 million decline in commercial loans outstanding, due primarily to payoffs that occurred during the quarter ended December 31, 2004." Mr. Amos also noted that, "although we had a decline in commercial loans outstanding during the quarter, as of December 31, 2004, the Bank, had commitments to originate approximately $20.4 million of commercial loans."

Mr. Amos concluded by stating, "deposit growth during the quarter was flat without considering the sale of the Washington, D.C. branch office. Taking the sale of that office into consideration, deposits declined by $14.8 million, an amount equivalent to the deposits transferred in the sale."

Net interest income for the quarter ended December 31, 2004, amounted to $1.6 million, an increase of $178,000 or 13 percent from the comparable period one year ago. That increase was a direct result of a 48 basis point increase in net interest margin from 1.11% for the quarter ended December 31, 2003, to 1.59% for the recently completed quarter. The re-pricing of adjustable rate assets to a higher yield was the primary reason for the increase in net interest margin. The yield on interest earning assets improved by 85 basis points, from 3.57% for the quarter ended December 31, 2003, to 4.42% for the quarter ended December 31, 2004. The improvement in the yield on interest earnings assets was offset in part by a 37 basis point increase in the cost of interest-bearing liabilities.

Noninterest income for the quarter ended December 31, 2004, decreased 14 percent or $395,000 from the level earned for the quarter ended December 31, 2003. That decrease was primarily attributable to a $962,000 decrease in gain on sale of loans by our subsidiary mortgage corporation offset by an $84,000 increase in gain of sale of loans at the Bank. The decrease in gain on sale of loans was due to a decrease in the volume of loans sold of $54.2 million, or 51 percent, from the comparable quarter one year ago. Offsetting the decrease was a $226,000 increase in gain on sale of investment securities from the comparable period one year ago, coupled with a $280,000 gain recognized from the sale of the Bank's Washington, D.C. branch.

02/11/05              Greater Atlantic Financial Corp.               Page 2 of 7

Noninterest expense decreased $894,000 or 20 percent to $3.6 million for the quarter ended December 31, 2004, from the comparable period one year ago. The decrease was primarily attributable to a $905,000 decrease in expenses at the Bank's mortgage banking subsidiary as a result of decreased loan origination and sales activity, and the $571,000 reimbursement by the manager. Excluding the reimbursement by the manager, compensation, other operating and professional services at the Bank's mortgage banking subsidiary declined by $209,000, $200,000 and $96,000, respectively. Those decreases were offset by an increase in advertising cost of $151,000. The Bank's noninterest expense increased $10,000 over the comparable period one year ago as the sale of the bank's Washington, D.C. branch contributed approximately $47,000 to the reduction in non-interest expense for the month of December, 2004.

Non-performing assets were $931,000 at December 31, 2004, or .24 percent of total assets, compared to $1.1 million or .21 percent of total assets at December 31, 2003. The primary reason the Bank decreased its provision for loan losses by $77,000 over the comparable period one year ago was due in part to the fact that the Bank non-performing assets were unchanged and asset quality remained stable throughout the period so the allowance for loan losses was not increased during the quarter ended December 31, 2004.

At December 31, 2004, Greater Atlantic Financial Corp. had total assets of $396 million, a decrease of $133 million or 25 percent from the $529 million recorded at the close of the comparable period one year ago. Loans receivable at December 31, 2004, amounted to $217 million, a decrease of 15 percent from the $255 million held at December 31, 2003. Investment and mortgage-backed Securities at December 31, 2004, amounted to $146 million a decrease of $88 million or 38% from the $234 million held at December 31, 2003. Deposits amounted to $274 million at December 31, 2004, a decrease of $10 million from the $284 million held one year ago. Stockholders' equity at December 31, 2004, amounted to $17.6 million or $5.86 per share. Notwithstanding the net earnings of $461,000, or $.14 per diluted share for the quarter ended December 31, 2004, book value per share increased $.16 per share as accumulated other comprehensive income improved by $32,000 or $.01 per share from September 30, 2004, the Company's fiscal year end. The improvement in accumulated other comprehensive income was due to a decline in the unrealized loss on investment securities available-for-sale.

Greater Atlantic Financial Corp. conducts its business operations through its wholly-owned subsidiary, Greater Atlantic Bank and the Bank's independent wholly-owned subsidiary, Greater Atlantic Mortgage Corporation. The Bank offers traditional banking services to customers through eight branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston, South Riding, Sterling and Winchester, Virginia.








02/11/05              Greater Atlantic Financial Corp.               Page 3 of 7

         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.













02/11/05              Greater Atlantic Financial Corp.               Page 4 of 7

                               GREATER ATLANTIC FINANCIAL CORP.
                                    FIRST QUARTER RESULTS
                                        (NASDAQ:GAFC)
                        (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                                  At or for the
                                                                                Three Months Ended
                                                                                   December 31,
                                                                       -------------------------------------
CONSOLIDATED STATEMENT OPERATIONS                                            2004               2003
                                                                       -----------------   -----------------
INTEREST INCOME
  Loans                                                                  $     3,303       $     3,142
  Investments                                                                  1,102             1,395
                                                                       -----------------   -----------------
TOTAL INTEREST INCOME                                                          4,405             4,537

INTEREST EXPENSE
  Deposits                                                                     1,514             1,467
  Borrowed money                                                               1,303             1,660
                                                                       -----------------   -----------------
TOTAL INTEREST EXPENSE                                                         2,817             3,127
                                                                       -----------------   -----------------

NET INTEREST INCOME                                                            1,588             1,410
PROVISION FOR LOAN LOSSES                                                          2                79
                                                                       -----------------   -----------------
NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                                                  1,586             1,331

NONINTEREST INCOME
  Gain on sale of loans                                                        1,078             1,956
  Fees and service charges                                                       235               234
  Gain (loss) on sale of investment securities                                   538               312
  Gain (loss) on derivatives                                                     363               388
  Other operating income                                                         285                 5
                                                                       -----------------   -----------------
TOTAL NONINTEREST INCOME                                                       2,499             2,895

NONINTEREST EXPENSE
  Compensation and employee benefits                                           1,230             1,994
  Occupancy                                                                      461               501
  Professional services                                                          221               288
  Advertising                                                                    559               421
  Deposit insurance premium                                                       11                11
  Furniture, fixtures and equipment                                              300               258
  Data processing                                                                324               350
  Other operating                                                                518               695
                                                                       -----------------   -----------------
TOTAL NONINTEREST EXPENSE                                                      3,624             4,518
                                                                       -----------------   -----------------

Income (loss) before income tax provision                                        461              (292)
Income tax provision                                                               -                 -
                                                                       -----------------   -----------------

NET EARNINGS (LOSS)                                                      $       461       $      (292)
                                                                       =================   =================


02/11/05              Greater Atlantic Financial Corp.               Page 5 of 7


                              GREATER ATLANTIC FINANCIAL CORP.
                                   FIRST QUARTER RESULTS
                                       (NASDAQ:GAFC)
                      (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                                  At or for the
                                                                                Three Months Ended
                                                                                   December 31,
                                                                       -------------------------------------
                                                                             2004               2003
                                                                       -------------------------------------
PER SHARE DATA:
Net income
    Basic                                                               $       0.15       $     (0.10)
    Diluted                                                                     0.14             (0.10)
Book value                                                              $       5.86       $      6.71
Weighted average shares outstanding
    Basic                                                                  3,012,434         3,012,434
    Diluted                                                                4,408,362         3,012,434


AVERAGE FINANCIAL CONDITION DATA:
Total assets                                                            $    420,717       $   525,011
Investment securities                                                         71,840           143,505
Mortgage-backed securities                                                    93,357           107,974
Total loans receivable, net                                                  233,754           256,331
Total deposits                                                               269,356           281,723
Total stockholders' equity                                                    19,475            20,953

SELECTED FINANCIAL RATIOS(1)
Return on average assets                                                        0.44%            -0.22%
Return on average equity                                                        9.47%            -5.57%
Yield on earning assets                                                         4.42%             3.57%
Cost of funds                                                                   2.94%             2.57%
Net interest rate spread                                                        1.48%             1.00%
Net interest rate margin                                                        1.59%             1.11%






02/11/05              Greater Atlantic Financial Corp.               Page 6 of 7


                            GREATER ATLANTIC FINANCIAL CORP
                                 FIRST QUARTER RESULTS
                                     (NASDAQ:GAFC)
                                (DOLLARS IN THOUSANDS)

                                                                                  At or for the
                                                                                Three Months Ended
                                                                                   December 31,
                                                                       -------------------------------------
                                                                             2004               2003
                                                                       -------------------------------------
FINANCIAL CONDITION DATA:
Total assets                                                            $   396,168        $  529,134
Total loans receivable, net                                                 217,474           254,555
Mortgage-loans held for sale                                                  3,414             8,486
Investments                                                                  70,609           125,618
Mortgage-backed securities                                                   84,549           116,236
Total deposits                                                              274,125           284,043
FHLB advances                                                                41,000           129,950
Other borrowings                                                             49,176            82,408
Junior subordinated debt                                                      9,371             9,361
Total stockholders' equity                                                   17,656            20,216

ASSET QUALITY DATA:
Non-performing assets to total assets                                          0.24%             0.21%
Non-performing loans to total loans                                            0.40%             0.42%
Net charge-offs to average total loans                                         0.01%             0.05%
Allowance for loan losses to:
    Total loans                                                                0.68%             0.57%
    Non-performing loans                                                     170.78%           136.49%
Non-performing loans                                                    $       931        $    1,099
Non-performing assets                                                   $       931        $    1,099
Allowance for loan losses                                               $     1,590        $    1,500

CAPITAL RATIOS OF THE BANK:
Leverage ratio                                                                 6.53%             5.50%
Tier 1 risk-based capital ratio                                               10.91%            11.59%
Total risk-based capital ratio                                                11.55%            12.15%





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